INDEPENDENT AUDITOR'S CONSENT

We consent to the use in this Post Effective Amendment No. 1 to Registration Statement No. 333-47699 of Fan Energy Inc. on Form SB-2 of our report dated March 10, 1999 relating to the financial statements of Fan Energy Inc. appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                    /s/ Wheeler Wasoff, P.C.
                                    Wheeler Wasoff, P.C.


Denver, Colorado
June 11, 1999